Exhibit 10.1

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of 1/28/2025 (the “Settlement Date”) by and between ConnectM Technology Solutions, Inc. (“CNTM” or the “Company”), a corporation formed under the laws of the State of Delaware, and Last Horizon, LLC, (“LH”), a Nevada Limited Liability Corporation.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $9,035,980.14 and

WHEREAS, these liabilities are in default or past due; and

WHEREAS, LH acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, CNTM and LH desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1.             Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $9,035,980.14.

“CLOSING PRICE” shall mean the Sale Price of the last transaction of the Common Stock completed during the day’s trading session on the Settlement Date on the Principal Market.

“COMMON STOCK” shall mean the Company’s common stock, $.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

“DRS” shall have the meaning specified in Section 3b.

“DTC” shall have the meaning specified in Section 3b.

“DWAC” shall have the meaning specified in Section 3b.

“FAST” shall have the meaning specified in Section 3b.

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

“MARKET PRICE” shall have the meaning specified in paragraph 9 (nine) herein.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, CBOE, OTC Markets, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“PURCHASE PRICE” shall mean the Closing Price, subject to any adjustments pursuant to Section 9 (nine) herein.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“VALUATION PERIOD” shall mean the five (5) day trading period preceding the share request inclusive of the day of any Share Request pursuant to this agreement (the “trading period”); provided that the Valuation Period shall be extended as necessary in the event that (1) the Initial Issuance is delivered in more than one tranche pursuant to Sections 3(a) though 3(c) below, in which case the Valuation Period for each issuance shall be extended to include additional trading days pursuant to such issuance. The Valuation Period shall begin on the date of any Share Request pursuant to this Agreement, but shall be suspended to the extent that (i) any subsequent Initial Issuance tranche and/or Additional Issuance is due to be made until such date as such Initial Issuance tranche and/or Additional Issuance is delivered to LH pursuant to Section 3(b)(ii); or (ii) the Company effectuates a reverse stock split during the Valuation Period. Any period of suspension of the Valuation Period shall be established by means of a written notice from LH to the Company.

2.             Fairness Hearing. Upon the execution hereof, Company and LH agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), to expeditiously submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

3.             Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by LH and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 7 herein, Company shall issue and deliver to LH shares of its Common Stock (the “Settlement Shares”) as follows:

a.            In settlement of the Claims, Company shall initially issue and deliver to LH, in one or more tranches as necessary subject to paragraph 3(d) and (e) herein, shares of Common Stock (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the Claim Amount (the total amount of the Claims divided by the Purchase Price) through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “settlement shares”).

b.            No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company’s stock transfer agent in substantially the form annexed hereto as Exhibit B; and (ii) issue and deliver to LH Settlement Shares in one or more tranches as necessary, as Direct Registration Systems (DRS) shares to LH’s account with the Depository Transfer Company (DTC) or through the Fast Automated Securities Transfer (FAST) program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the Claim Amount, through the issuance of freely trading securities issued pursuant to Section 3(a)10 of the Securities Act. Pursuant to this agreement, LH may deliver a request to CNTM either directly or through 4 Company’s Transfer Agent pursuant to Exhibit “B” which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to LH (the “Share Request” or “Conversion Notice”). The date upon which the first tranche of the Initial Issuance shares has been received into LH’s account and are available for sale by LH shall be referred to as the “Issuance Date”. Additionally, the Company shall be fully responsible for all of the Transfer Agent’s costs for each and every conversion of the Settlement Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of CNTM. The Company further irrevocably and unconditionally authorizes the Company’s Transfer Agent to provide LH with the Company’s current Share Structure, including, but not limited to the Company’s current Issued and Outstanding shares at any time upon the request of LH to the Company’s Transfer Agent.

c.            During the Valuation Period, the Company shall deliver to LH, through the Initial Issuance and any required Additional Issuance subject to paragraph 3(d) and (e) herein that number of shares (the “Final Amount”) with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the Purchase Price. The parties acknowledge that the number of Settlement Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d.            At the end of the Valuation Period, if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, LH shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e.            Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares beneficially owned by LH at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by LH, or deemed beneficially owned by LH, would result in LH owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches.

f.            For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4.             Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5.             Releases. Upon receipt of all of the Settlement Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph 16 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect LH’s right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6.             Representations. Company hereby represents, warrants and covenants to LH as follows:

a.            There are one hundred million (100,000,000) shares of Common Stock of the Company authorized as of January 27, 2025, of which approximately twenty nine million ninety three thousand two hundred eighty nine (29,093,289) Shares of Common Stock are issued and outstanding as of January 27, 2025; and seventy million nine hundred and six thousand seven hundred eleven (70,906,711) Shares of Common Stock are available for issuance pursuant hereto;

b.            The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c.            The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d.            The Company shall initially reserve from its duly authorized capital stock a number of shares of Common Stock at least equal to 1.5 times the greater of the number of shares that could be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum, ten million (10,000,000) shares during the Valuation Period in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares have been delivered and converted pursuant to this agreement and Company’s obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this agreement; of this reserve amount, LH plans on converting this Settlement into that number of shares and in many instances more shares, should the price go down. In the event that Company effectuates a reverse split of Company’s Common Stock while any obligations are owed to LH pursuant to this Agreement by Company, then the reserve shares shall be proportionately adjusted;

e.            If at any time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order;

f.            As of the date of this agreement the execution of this Agreement and performance of the Order by Company and LH will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g.           Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h.           The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i.            The Company has corporate Shareholder’s delegations in place with sufficient authorized capital or shall arrange a Shareholder’s meeting to satisfy the legal and regulatory requirements in connection with this transaction;

j.            The corporate issuance shall be made without preferential subscription rights of the existing Shareholder’s or holders of Securities granting access to the Company’s capital;

k.           This Settlement Agreement and Stipulation shall be subject to all required corporate authorizations by the Company;

l.            The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

m.           Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

n.            Other than as expressly stated herein, there has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding with the exceptions as contained in the Claim Purchase Agreements;

o.           There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

p.           Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

q.            Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

r.             Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from LH for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

s.            Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

t.             Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

u.            Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller and that the goods or services which are the subject of the Claims being purchased have been received or rendered;

v.            Company acknowledges that LH or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this agreement and agrees and consents that same may occur below the par value of the Company’s Common Stock if applicable.

w.            None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and CNTM and LH are acting and have acted in an arm’s length capacity.

7.             Continuing Jurisdiction. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit C (the “Stipulation of Dismissal”). The parties hereto expressly agree that said Stipulation of Dismissal shall not be filed but shall be held in escrow by counsel for LH, until such time that Company has fully complied with all of its obligations pursuant to this Settlement Agreement and Stipulation. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8.             Conditions Precedent/ Default.

a.            If Company shall default in promptly delivering the Settlement Shares to LH in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b.            If the Order shall not have been entered by the Court on or prior to February 1, 2025;

c.            If the Company shall fail to comply with the Covenants set forth in Paragraph 15 hereof;

d.            If (i) Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or (ii) if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, (iii) minimum prices shall have been established for securities traded on the Principal Market, or LH’s selling broker, or eligible for delivery via DTC or DWAC; or (iv) any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through LH’s broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement; or (v) the Common Stock is no longer eligible for book transfer delivery via DWAC; or (vi) the Company is delinquent or has not made its required Securities and Exchange Commission filings or disclosures in whole or in part; or (vii) if any time, the Sale Price for the Company’s Common Stock drops to at or below $1.13 (which price shall be proportionately adjusted in the event of a reverse split); or (viii) if at any time, the thirty (30) day average volume of the trading of the Company’s Common Stock drops to at or below one hundred forty thousand (140,000) shares per day; or (ix) there shall have been any material adverse change in the Company’s finances or operations, or in the financial markets such that, in the reasonable judgment of LH, makes it impracticable or inadvisable to trade the Settlement Shares; and such suspension, limitation or other action is not cured within three (3) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations, in whole or in part, of LH pursuant to this Agreement shall be voidable in the sole discretion of LH, unless otherwise agreed by written agreement of the parties;

e.           In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, or the Conditions Precedent are not fully met or satisfied then the Company shall be deemed in default of the agreement and LH, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order in whole or in part, and this Agreement and/or any remaining obligations of LH, in whole or in part pursuant to this Agreement shall be voidable in the sole discretion of LH, unless otherwise agreed by written agreement of the parties. In said event, LH shall have no further obligation to comply with the terms of this agreement and can thus opt out of making any remaining payments, in whole or in part, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreements as referenced in schedule A. In the event Company is declared to be in default in whole or in part, Company shall remain fully obligated to comply with the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to LH for any amount of debt previously purchased and paid for by LH pursuant to the terms of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same and any amount of debt subsequently purchased and paid for by LH in the event of a partial default. In LH’s sole discretion, LH may declare a partial default pursuant to the terms of this Agreement, including, but not limited to Company’s full compliance and satisfaction of its obligations and Conditions Precedent herein as it relates to Purchase of the Claims as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”). In the event that a partial default is declared, then the remaining obligations of LH and Company pursuant to this Agreement, shall remain in full force and effect unless otherwise defaulted.

9.             Amended Purchase Price. If at any time the Sale Price for the Company’s Common Stock drops below the Closing Price, then the Purchase Price shall mean the lower of (i) the Closing Price or (ii) 85% multiplied by the Market Price subject to and notwithstanding a minimum price floor of $0.02. In the event of the occurrence of a default event pursuant to the provisions of Section 8(d)(ii), (iii), (iv), (v) or (vi), then the multiple of this Section 9 (ii) shall be 75% multiplied by the Market Price subject to and not withstanding a price floor of $0.02. The “Market Price” shall mean the lowest volume weighted average price (VWAP) during the Valuation Period. In the event the Settlement Shares are not delivered on the same date as the Share Request or Conversion Notice, the Valuation Period will be extended to the date the Settlement Shares and/or Settlement Fee Shares are “Delivered”. “Delivered” shall mean the date the shares clear deposit into LH’s brokerage account, which shall be the date LH is able to trade the shares free from restrictions of any kind including by LH’s Brokerage firm, DTC, Company or Company’s Transfer Agent (the “Extended Valuation Period”). Extending the Valuation Period will not adjust the number of shares delivered but will adjust the market price, Settlement Shares and the amount the Claim amount is reduced as a result of the conversion, and will be memorialized by an Amended Share Request or Conversion Notice, which will be submitted to the Company or Company’s Transfer Agent by LH, if applicable.

10.           Information. Company and LH each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11.           Ownership and Authority. Company and LH represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

12.           No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

13.           Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

14.           Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

15.           Covenants.

a.            For so long as LH or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company’s business or corporate structure, (5) a change in Company’s charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) effectuating or taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

b.            Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement or Press Release as applicable. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions.

c.            LH hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

16.           Indemnification. Company covenants and agrees to indemnify, defend and hold LH and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney’s fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or in any seller document or necessary to make the statements therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or in any seller document or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified party is a formal party to any such proceeding. This Agreement specifically includes, but is not limited to the foregoing concerning any claim that LH is in violation of or has violated Section 5 of the Securities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon LH’s reliance on representations of Company or misrepresentations of Company pursuant to (a), (b) or (c) herein and/or that any payments made by LH to Creditors were fraudulent, based upon false instruments provided to LH or not bona fide claims within the meaning of Section 3(a)(10) of the Securities Act of 1933 . Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted solely or in part from the willful misconduct of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not, without the prior written consent of LH, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not LH or any indemnified party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of LH and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with LH’s agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

17.           Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

18.           Mutual Drafting. Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the parties and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

19.           Failure or Indulgence Not Waiver. No failure or delay on the part of LH in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20.           Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

21.           Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

22.           Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of Florida.

23.           Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon LH’s final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby without the express written consent of LH; and (b) LH shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

24.           Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

25.           NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d) delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Attn:

Telephone No.:

E-mail:

with a copy to:

Attn:

And

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
	Name:	Bhaskar Panigrahi
	Title:	CEO

Last Horizon, LLC

By:	/s/ John Nies
	Name:	John Nies
	Title:	Authorized signatory

EXHIBIT A

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR ____________ COUNTY, FLORIDA

Last Horizon, LLC,

a Nevada Corporation,

Plaintiff,

v.	Case No.

ConnectM Technology Solutions, Inc.,

a Delaware Corporation,

Defendant.

_________________________________________/

ORDER GRANTING APPROVAL OF

SETTLEMENT AGREEMENT AND STIPULATION

This matter having come on for a hearing on the ___ day of _________, 2025, to approve the Settlement Agreement entered into as of ________ ___, 202__ between Plaintiff, ______________________________________ (“Plaintiff”) and Defendant, _______________________________________ (“Defendant” and collectively with Plaintiff, the “Parties”), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1.             The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the “Shares”) to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;

2.             The hearing having been scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3.             The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

4.             The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933. The Settlement Agreement and Stipulation entered into between the parties is hereby approved and the parties are ordered to comply with same. The Circuit Court of the Twelfth Judicial Circuit in and for _____________ County, Florida reserves jurisdiction over the parties to this action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation as well as for such other purposes as allowed by law.

SO ORDERED, this ___ day of ___________, 202_.

The Honorable

Conformed copies to:

, Esq.

, Esq.

EXHIBIT B

[To be reprinted on Company letterhead]

Date

Continental Stock Transfer & Trust Company

1 State Street, Floor 30

New York, NY 10004

Ladies and Gentlemen:

ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), and Last Horizon, LLC (the “Investor”) have entered into a Settlement Agreement dated as of ______________ (the “Agreement”) providing for the issuance of the Settlement in the principal amount of $9,035,980.14 (the “Settlement”).

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“shares”) of the Company (initially, 10,000,000 shares) for issuance upon full conversion of the Settlement in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company.

The ability to convert the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement. Provided you are acting as Transfer Agent at the time and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company, your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt from the Company of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor, (ii) an opinion of the company’s counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, confirming that the shares may be issued upon conversion of the Settlement without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the “Securities Act”), and (iii) copies of all supporting Settlement or Rule 144 documentation (a seller’s representation letter and a broker’s representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian (“DWAC”) system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company’s or Investor’s counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor and an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

Very truly yours,

ConnectM Technology Solutions, Inc.

By:
Name:
Title:
Date:

Acknowledged and Agreed:

[Investor]

By:
Name:
Title:
Date:

Acknowledged and Agreed:

[Transfer Agent]

By:
Name:
Title:
Date:

EXHIBIT C

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR _____________ COUNTY, FLORIDA

Last Horizon, LLC,

a Nevada Corporation,

Plaintiff,

v.	Case No.

ConnectM Technology Solutions, Inc.,

a Delaware Corporation,

Defendant.

_______________________________/

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Florida Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed, each party to bear its own costs.

Dated: _______________________, 202_.

SO ORDERED:
The Honorable

SCHEDULE A

CLAIMS

AGREEMENT FOR WAIVERS OF CONFLICTS OF INTEREST

The undersigned parties acknowledge, understand and agree as follows:

A legal action has been or will be filed in the Twelfth Judicial Circuit Courts of the State of Florida by Last Horizon, LLC (hereafter “LH”) against ConnectM Technology Solutions, Inc. (hereafter “CNTM”) for money owed and due to LH pursuant to a valid and enforceable claim against CNTM assigned to LH by CNTM creditors.

The parties consent to the jurisdiction and venue of the Circuit Court of the 12th Judicial Circuit Courts of the State of Florida for the legal action.

The parties understand that their attorneys have worked together for a number of years and that this matter may have been referred to David A. Altier, Esquire by Charles N. Cleland, Jr., Esquire, and each party waives any objections to potential conflicts of interest that may arise from the parties’ respective attorneys’ prior professional association or relationship. The parties further acknowledge the possibility that depending on the financial circumstances of CNTM, that LH may advance all or part of David A. Altier, Esquire’s legal fees to be paid through the Trust Account of LH’s counsel incurred or to be incurred by David A. Altier, Esquire relative to the representation of CNTM in connection with the above-referenced legal action. If either of the parties believe that the representation of LH by Charles N. Cleland, Jr., Esquire or the representation of CNTM by David A. Altier, Esquire in the legal action poses an actual conflict in interest at any point in the legal process, or if any of the parties opposes any aspect of the legal process so that the legal action will become or actually becomes contested, both Charles N. Cleland, Jr., Esquire and David A. Altier, Esquire shall withdraw from representation in the legal action and the parties shall be required to obtain independent legal counsel relative to this matter.

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi CEO	Date:	1/28/2025
Name and Title

Last Horizon, LLC

By:	/s/ John Nies Authorized signatory	Date:	1/28/2025
Name and Title

Date:
David A. Altier, Esq.

Date:
Charles N. Cleland, Jr., Esq.

ConnectM Technology Solutions, Inc.’s

CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

WHEREAS pursuant to the provisions of the contracting documents of ConnectM Technology Solutions, Inc. (the “Corporation”), the undersigned, being all of the Directors of the Corporation (and herein the entire “Board of Directors” of the Corporation), hereby consent to, vote in favor of and adopt the following consent resolutions; which Board of Directors by the Directors’ signatures hereto do hereby waive any and all requirements for the giving of notice for and of the convening of a meeting of the Board of Directors;

WHEREAS, the Corporation has the following outstanding payable:

Last Horizon, LLC’s payment of Corporation debts and accounts payable: Total $9,035.980.14 (the “Payables”);

WHEREAS, Last Horizon, LLC (“Last Horizon, LLC”) purchased the Payables from their respective holders and has filed a claim (the “Claim”) against the Corporation for the payment of the Payables with the State Court within Florida (the “Court”);

WHEREAS, the Corporation and Last Horizon, LLC desire to resolve, settle, and compromise among other things, the Payables pursuant to the Settlement Agreement and Stipulation, in substantially the form attached hereto as Exhibit A (the “Settlement Agreement”).

THE FOLLOWING CONSENT RESOLUTIONS of the Board of Directors were approved by the Board of Directors on 1/28/2025 (the “Effective Date” herein).

NOW THEREFORE BE IT RESOLVED THAT:

1.             NOW, THEREFORE, IT IS RESOLVED, that the Board authorizes the Corporation to settle the Payables in the aggregate amount of $9,035.980.14 with Last Horizon, LLC; and it is further

RESOLVED, that the Settlement Agreement is approved and accepted in all respects and that the Corporation is authorized to perform any and all obligations thereunder, including any and all stipulations or agreements to be submitted to the Court in settlement of the Claim, and to take or cause to be taken any and all actions, to execute and deliver any and all stipulations, certificates, instructions, requests, or other instruments, and to do any and all things which, in the appropriate officer’s judgment, may be necessary or desirable to effect and carry out the purposes of the Settlement Agreement, the taking of any such actions, the execution and delivery of any such stipulations, certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and it is further

RESOLVED, that, pursuant to the Settlement Agreement, the Corporation is authorized to issue to Last Horizon, LLC, in one or more tranches as necessary, shares of Common Stock (the “Settlement Conversion Shares”) sufficient to satisfy the Claims pursuant to the terms of the Settlement Agreement and Stipulation attached hereto subject to adjustments contained therein, and that when the Settlement Conversion Shares are issued pursuant to the Settlement Agreement and the Order of the Court, the Settlement Conversion Shares shall be validly issued, fully paid and nonassessable shares; and it is further

RESOLVED, that

2.             Ratification of the filing of any Report required in order to evidence or disclose the Corporation’s Corporate Matters herein. The Directors hereby ratify, confirm and approve that, in conjunction with the within ratification of each of the Corporation’s Corporate Matters, the Corporation file any and all required financial and/or other disclosure reports (each a “Report”) with all required regulatory authorities having jurisdiction over the affairs of the Corporation and including, without limitation, with the United States Securities and Exchange Commission (the “SEC”), in order to evidence and disclose the same; and that the Directors or Executive Officers of the Corporation be and the same are hereby authorized to execute and deliver, on behalf of the Corporation, any such Report, together with any and all other documentation as may be required in order to effect the finalization of the Report, and together with the filing by the Corporation of any and all documentation as may be necessary in order to effect the same;

Ratification of Application for approval, if required, of each of the Corporation’s Corporate Matters and related matters

3.             Ratification of Application for approval. The Corporation’s counsel and/or the Corporation’s authorized representative or representatives (collectively, the “Corporation’s Representative”) be and the same is hereby acknowledged as being authorized to file each of the subject Corporation’s Corporate Matters, together with any and all documentation and information respecting the same, for approval (collectively, the “Application”), if required, with, as required, each such regulatory authority and stock exchange which, from time to time, may have jurisdiction over the affairs of the Corporation (collectively, the “Regulatory Authorities”);

4.             Ratification of form of Application. The Corporation’s Representative’s form of Application to the Regulatory Authorities for approval of the terms and conditions of each of the subject Corporation’s Corporate Matters, together with any and all documentation and information respecting the same, in the form of the Application which will be presented to the Board of Directors by the Corporation’s Representative, be and the same is hereby authorized by the Corporation together with such additions thereto, changes therein and deletions therefore as the Corporation’s Representative may require, from time to time, to comply with the requirements of the Regulatory Authorities, and any other documents as the Corporation’s Representative considers necessary for such purpose;

5.             Ratification of amendments to the Application. Any amendments, deletions and additions required to be made to the Application or the filing thereof with the Regulatory Authorities, from time to time for re-submission to such Regulatory Authorities, be authorized to be made by the Corporation’s Representative, and that the Board of Directors does hereby approve and ratify any present and future Application submissions by the Corporation’s Representative to such Regulatory Authorities subject at all times to the approval of the definitive version of the Application by the Board of Directors prior to submission thereof;

6.             Ratification of further documents. Any other documents deemed necessary by the Corporation’s Representative shall be prepared and filed wherever required with respect to any Application regarding the subject Corporation’s Corporate Matters, together with any and all documentation and information respecting the same;

7.             Ratification of authority. The Directors or Executive Officers of the Corporation be and the same are hereby authorized and directed for and on behalf of the Corporation to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions;

8.             Ratification of the corporate seal. The corporate seal of the Corporation may be affixed to any document provided for in these consent resolutions; and

9.            Ratification of the counterparts and execution via Electronic Communication. These consent resolutions may be signed on behalf of the Board of Directors in as many counterparts as may be necessary, each of which when so signed to be deemed an original, and that such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to be dated the Effective Date as set forth hereinabove and, furthermore, these consent resolutions may be delivered by any Director of the Board of Directors by telecopier or other means of electronic communication producing a printed copy (collectively, the “Electronic Communication”) and, in connection therewith, shall be deemed to have been effectively executed and delivered as of the Effective Date via Electronic Communication.

Sincerely,

/s/ Bhaskar Panigrahi
By:	Bhaskar Panigrahi
Title:	CEO

By:
Title:

EXHIBIT A - Settlement Agreement

[To be reprinted on Company letterhead]

Date 1/28/2025

Continental Stock Transfer & Trust Company

1 State Street, Floor 30

New York, NY 10004

Ladies and Gentlemen:

ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), and Last Horizon, LLC (the “Investor”) have entered into a Settlement Agreement dated as of ______________ (the “Agreement”) providing for the issuance of the Settlement in the principal amount of $9,035,980.14 (the “Settlement”).

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“shares”) of the Company (initially, 10,000,000 shares) for issuance upon full conversion of the Settlement in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company.

The ability to convert the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement. Provided you are acting as Transfer Agent at the time and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company, your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt from the Company of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor, (ii) an opinion of the company’s counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, confirming that the shares may be issued upon conversion of the Settlement without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the “Securities Act”), and (iii) copies of all supporting Settlement or Rule 144 documentation (a seller’s representation letter and a broker’s representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian (“DWAC”) system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company’s or Investor’s counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor and an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

2

Very truly yours,

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	CEO
Date:	1/28/2025

Acknowledged and Agreed:
[Investor]

By:
Name:
Title:
Date:

Acknowledged and Agreed:
[Transfer Agent]

By:
Name:
Title:
Date:

3

To Whom It May Concern:

NON-AFFILIATE LETTER

This letter is to confirm to you that Last Horizon, LLC (or any related companies) is not now and has not been during the preceding 90 days, an officer, director, 4.99% or more shareholder of the Company, or in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(l) of the Securities Act of 1933). This representation includes any conversion or exchange rights to equity in the Company, if any, that Last Horizon, LLC may own or did own during the preceding 90 days, and that the exercise of same, will not cause Last Horizon, LLC to become an “affiliate” of the Company.

Sincerely,

/s/ Bhaskar Panigrahi
By:	Bhaskar Panigrahi